                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            ------------------------

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by registrant [X]

Filed by a party other than registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement                [ ] Confidential For Use of the Commission
                                                Only (as permitted by Rule 14a-6(c)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 LECHTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 LECHTERS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

  IT IS ANTICIPATED THAT THIS PROXY STATEMENT AND A RELATED FORM OF PROXY WILL
                               FIRST BE DELIVERED
                 TO SECURITY HOLDERS ON OR AROUND MAY 16, 1997

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-9998
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

     The Annual Meeting of Shareholders of Lechters, Inc. (the "Company") will be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, 19th Floor, New York, New York on Tuesday, June 17, 1997, at 9:00 a.m., for the following purposes:

          (1) to elect four directors;

          (2) to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending January 31, 1998; and

          (3) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 2, 1997 as the record date for determining shareholders entitled to notice of and to vote at the meeting. The transfer books of the Company will not be closed.

                                          By Order of the Board of Directors,

                                          IRA S. ROSENBERG,
                                          Secretary
Harrison, New Jersey
May 16, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

                                 LECHTERS, INC.
                               1 CAPE MAY STREET
                        HARRISON, NEW JERSEY 07029-9998

                                PROXY STATEMENT

     This Proxy Statement is furnished to the shareholders of Lechters, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 17, 1997 and any adjournment or adjournments thereof. A copy of the notice of meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about May 16, 1997.

     Only shareholders of record at the close of business on May 2, 1997, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date the Company had outstanding 17,155,086 shares of common stock, no par value (the "Common Stock"), 149,999 shares of Series A Convertible Preferred Stock, $100 par value ("Series A Preferred Stock"), and 50,001 shares of Series B Convertible Preferred Stock, $100 par value ("Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock").(1) The Preferred Stock was issued to Prudential Private Equity Investors III, L.P. ("PPEI") on April 5, 1996.

     On all matters submitted to the shareholders for a vote, holders of the Common Stock are entitled to one vote per share, holders of the Series A Preferred Stock are entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred Stock as of the record date for such vote, and holders of the Series B Preferred Stock have no voting rights. The holders of the Series A Preferred Stock are entitled to vote 2,399,984 shares at the 1997 Annual Meeting of Shareholders. PPEI was the sole holder of all of the outstanding shares of Series A Preferred Stock as of the record date.

     The holders of Series A Preferred Stock, voting separately as a single series to the exclusion of all other series of the Company's capital stock, and with each share of Series A Preferred Stock entitled to one vote, are entitled to elect one Director to serve on the Company's Board of Directors until he is removed from office or his successor is duly elected by the holders of the Series A Preferred Stock. PPEI, as holder of the Series A Preferred Stock, has designated Robert Knox, who has been serving as a Director of the Company since 1986, as the Director to serve on the Company's Board of Directors. His term expires as of the 1997 Annual Meeting of Shareholders.

     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted or by executing a later-dated proxy. Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending, in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy.

     The Board of Directors does not know of any matter that is expected to be presented for consideration at the meeting, other than (i) the election of directors and (ii) the proposal to ratify the appointment of the independent auditors of the Company for the current fiscal year. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The Company will bear the cost of the meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries

---------------

(1) The Preferred Stock is convertible into a number of shares of Common Stock that is computed by multiplying the number of shares of Preferred Stock by $100 and dividing the result by the conversion price then in effect. The conversion price presently in effect is $6.25.

to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.

     Directors will be elected by a plurality of the votes cast. All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company listed herein. Abstentions and broker non-votes will not be considered votes cast.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of Common Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, based upon total shares outstanding as of the dates listed in the footnotes to the table:

                                                                      NUMBER OF SHARES      PERCENT
                         NAME AND ADDRESS                            BENEFICIALLY OWNED     OF CLASS
-------------------------------------------------------------------  ------------------     --------
Donald Jonas.......................................................       4,175,493(1)        24.3%
  c/o Lechters, Inc.
  1 Cape May Street
  Harrison, New Jersey 07029
ICM Asset Management, Inc..........................................       2,347,200(2)        13.7%
  601 W. Main Ave., Ste. 917
  Spokane, WA 99201
FMR Corp...........................................................       1,350,500(3)        7.87%
  82 Devonshire Street
  Boston, MA 02109-3614
Barrow, Hanley, Mewhinney & Strauss, Inc...........................       1,216,500(4)         7.1%
  One McKinney Plaza
  3232 McKinney Avenue, 15th Fl.
  Dallas, TX 75204-2429

---------------
(1) Includes 111,384 shares held by Mr. Jonas' wife, as to which shares Mr. Jonas disclaims beneficial ownership.

(2) ICM Asset Management, Inc., has sole voting power with respect to 1,622,850 shares and sole dispositive power with respect to all the shares. Based on information as of February 12, 1997, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(3) FMR Corp. ("FMR") is the parent of Fidelity Management & Research Company ("Fidelity"). Edward C. Johnson 3d and FMR, through its control of Fidelity, each has sole power to dispose of and are beneficial owners of 1,350,000 shares by virtue of Fidelity's position as investment advisor to various investment companies. The power to vote such shares is held by the Board of Trustees of the investment companies. Edward C. Johnson 3d, Chairman of FMR, Abigail P. Johnson, a director of FMR, together with members of the Edward
    C. Johnson family and trusts for their benefit, are the beneficial owners of the shares by virtue of their ownership and control of FMR. Based on information as of February 14, 1997, contained in a Schedule 13G filed with the Securities and Exchange Commission.

(4) Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power with respect to 697,300 shares. Based on information as of February 13, 1997, contained in a Schedule 13G filed with the Securities and Exchange Commission.

     The following table sets forth information regarding the beneficial ownership of Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series A Preferred Stock, based upon total shares outstanding as of April 18, 1997:

                                                                        NUMBER OF SHARES    PERCENT
                          NAME AND ADDRESS                              BENEFICIAL OWNED    OF CLASS
---------------------------------------------------------------------  ------------------   --------
Prudential Private
  Equity Investors III, L.P..........................................        149,999           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     The following table sets forth information regarding the beneficial ownership of Series B Preferred Stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Series B Preferred Stock, based upon total shares outstanding as of April 18, 1997:

                                                                       NUMBER OF SHARES   PERCENT
                          NAME AND ADDRESS                             BENEFICIAL OWNED   OF CLASS
---------------------------------------------------------------------  ----------------   --------
Prudential Private Equity
  Investors III, L.P.................................................       50,001           100%
  717 Fifth Avenue
  Suite 1100
  New York, New York 10022

     Except as noted in the footnotes in the three tables above, (i) none of such shares are known by the Company to be shares with respect to which the beneficial owner has the right to acquire beneficial ownership and (ii) the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by such beneficial holders.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with each class holding office for a staggered three-year term. The terms of Ms. Maneker and of Messrs. Begun, Knox and Wolff, the Class B Directors, will expire at the Annual Meeting of Shareholders to be held on June 17, 1997, and such persons are nominees for reelection as directors at such meeting. The terms of Messrs. Jonas, Lechter and Pfeffer, as Class A Directors, will expire in 1998 and the terms of Messrs. Davis, Fischman, Malkin and Matthews, the Class C Directors, will expire in 1999.

     At the meeting, Ms. Maneker and Messrs. Begun, Knox and Wolff are to be elected directors to hold office until the annual meeting in 2000 and until each of their successors has been elected and qualified. If any nominee listed in the table below should become unavailable for any reason, which management does not now anticipate, the persons named in the proxy solicited by the Board of Directors reserve the right to substitute another person of their choice in his or her place. All nominees named in the table below are now directors of the Company.

     The following information is furnished with respect to each nominee for director of the Company and each other member of the Board of Directors whose term of office will continue after the Annual Meeting. All such information has been furnished to the Company by such directors.

                                    NOMINEES

                         CLASS B -- TERMS EXPIRING 1997

                                                                      CURRENT POSITIONS
                            NAME AND AGE                              WITH THE COMPANY
    -------------------------------------------------------------  -----------------------
    Martin S. Begun (64).........................................         Director
    Robert Knox (44).............................................         Director
    Roberta S. Maneker (59)......................................         Director
    John Wolff (44)..............................................         Director

                         DIRECTORS CONTINUING IN OFFICE

                         CLASS A -- TERMS EXPIRING 1998

                                                                      CURRENT POSITIONS
                            NAME AND AGE                              WITH THE COMPANY
    -------------------------------------------------------------  -----------------------
    Donald Jonas (67)............................................  Chairman of the Board,
                                                                     President and Chief
                                                                     Executive Officer
    Albert Lechter (68)..........................................  Director
    Leonard Pfeffer (70).........................................  Director

                         CLASS C -- TERMS EXPIRING 1999

                                                                      CURRENT POSITIONS
                            NAME AND AGE                              WITH THE COMPANY
    -------------------------------------------------------------  -----------------------
    Charles A. Davis (48)........................................         Director
    Bernard D. Fischman (82).....................................         Director
    Anthony E. Malkin (34).......................................         Director
    Norman Matthews (64).........................................         Director

     Donald Jonas has been Chairman of the Board and a director of the Company or its former parent since 1979. Mr. Jonas has been President and Chief Executive Officer since January 16, 1996, and Mr. Jonas previously served as Chief Executive Officer of the Company from January 1984 to January 1994. He is also a director of Dress Barn, Inc.

     Albert Lechter currently serves as a director for and a consultant to the Company. He served as President and a director of the Company or its former parent from 1975 to 1992. Mr. Lechter was Vice Chairman of the Board from 1992 until November 1993.

     Leonard Pfeffer has been a director of the Company or its former parent since 1979 and serves as a consultant to the Company. He served as an Executive Vice President from 1979 to 1992. He was also Chief Financial Officer of the Company from 1983 to 1991.

     Martin S. Begun has been associated with New York University since 1963 and is currently Vice President for External Relations of the New York University Medical Center and Associate Dean of its School of Medicine. He has been a director of the Company since 1986.

     Robert Knox became Senior Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm, in 1996. He was Chairman and Chief Executive Officer of Prudential Equity Investors, Inc. from 1994 to 1996, and was President of that firm from 1984 to 1994. He is also a director of Health

Management Associates, Inc. and several private companies. He has been a director of the Company since 1986, and is the designated director of the holder of the Series A Preferred Stock.

     Roberta S. Maneker became a trustee of Oberlin College in 1996 and has been a freelance magazine writer since November 1994. Prior to that time she was Senior Vice President of Marketing and Corporate Communications at Christie's, an auction house, since 1987. She has been a director of the Company since 1992.

     John Wolff has been a partner of CEW Partners, a New York-based investment firm, since 1984. He has been a director of the Company since 1986, and has served as a part-time consultant to the Company from time to time.

     Anthony E. Malkin has been a director of the Company since December of 1994. He has been President and Chief Operating Officer of W&M Properties, Inc. for more than the last five years.

     Charles A. Davis is a limited partner of Goldman, Sachs & Co., an investment banking firm, and was a general partner of Goldman, Sachs & Co. from 1990 to December 1994. He is also a director of Media General, Inc., US Life Corporation, Merchants Bancshares, Inc., Heilig Meyers Company and the Progressive Corporation. He has been a director of the Company since 1989.

     Bernard D. Fischman has been Of Counsel to the law firm of LeBoeuf, Lamb, Greene & MacRae, L.L.P., which serves as counsel to the Company, since March of 1994. Prior to that time he was a partner in the law firm of Shea & Gould for more than the previous five years. He has been a director of the Company since 1989.

     Norman Matthews has been a retail consultant to the Company since 1989. He is a director of Progressive Corp., Loehmann's, Inc., Toys R' Us and Finlay Jewelry. He previously served as a director of Hills Stores Company and Eye Care Centers of America. He has been a director of the Company since 1989.

BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The table below sets forth the beneficial ownership of the Common Stock as of April 18, 1997 by (i) each director and nominee for director, (ii) each of the executive officers named in the "Summary Compensation Table," and (iii) all directors and executive officers of the Company as a group.

                                                                      AMOUNT AND NATURE
                                                                   OF BENEFICIAL OWNERSHIP
                                                                     OF COMMON STOCK AS        PERCENT
            NAME                            POSITION                  OF APRIL 18, 1997        OF CLASS
----------------------------  ------------------------------------ -----------------------     --------
Donald Jonas................  Chairman of the Board, President            4,175,493(1)           24.3%
                              and Chief Executive Officer
Anthony E. Malkin...........  Director                                            0              (10)
Albert Lechter..............  Director                                        3,000              (10)
Leonard Pfeffer.............  Director                                       29,120              (10)
Martin S. Begun.............  Director                                        3,700(2)           (10)
Robert Knox.................  Director                                       21,088(2)           (10)
Roberta S. Maneker..........  Director                                        3,200(2)           (10)
John Wolff..................  Director                                       61,200(2)(3)        (10)
Charles A. Davis............  Director                                        1,600(2)           (10)
Bernard D. Fischman.........  Director                                       58,400(4)           (10)
Norman Matthews.............  Director                                      134,502(5)           (10)
Robert Harloe...............  Senior Vice President-Human                     9,176(6)           (10)
                              Resources
Dennis Hickey...............  Senior Vice President-Stores                   33,387(7)           (10)
Frank O'Neill...............  Senior Vice President-Director of              16,428(8)           (10)
                              Real Estate and Construction
James A. Shea...............  Senior Vice President-General                  11,000(6)           (10)
                              Merchandising Manager
John W. Smolak..............  Senior Vice President and Chief                 9,231(6)           (10)
                              Financial Officer
All directors and executive
  officers of the Company as
  a group (17 persons)......                                              4,593,798(9)           26.8%

---------------

 (1) Information concerning Mr. Jonas' ownership of Common Stock is set forth under "Principal Shareholders."

 (2) Includes 1,200 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 4,800 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (3) Includes 60,000 shares of Common Stock held of record by CEW Partners, the general partner of which is Basil Venture Partners of which Mr. Wolff is a partner, although Mr. Wolff disclaims such beneficial ownership.

 (4) Includes 200 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 800 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (5) Includes 124,502 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 16,800 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (6) Includes 9,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 61,000 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (7) Includes 29,000 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 61,000 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (8) Includes 15,200 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 85,800 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

 (9) Includes 205,402 shares of Common Stock issuable pursuant to options exercisable currently or within 60 days of April 18, 1997. Does not include 385,400 shares of Common Stock issuable pursuant to options not exercisable within 60 days of April 18, 1997.

(10) The percentage of shares beneficially owned does not exceed one percent of the outstanding shares on April 18, 1997.

     There was no beneficial ownership of the Preferred Stock as of April 18, 1997 by (i) each director and nominee for director, (ii) each of the executive officers named in the "Summary Compensation Table," and (iii) all directors and executive officers of the Company as a group.

     Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire beneficial ownership and (ii) the Company believes the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

DIRECTOR COMPENSATION AND ATTENDANCE

     Directors who are not officers of, consultants to or attorneys for the Company receive directors' fees of $1,000 per meeting, plus an annual fee of $10,000.

     Pursuant to a consulting agreement between the Company and Norman Matthews, Mr. Matthews received $50,000 in the fiscal year ended February 1, 1997 for services provided to the Company.

     Pursuant to a consulting agreement between the Company and Leonard Pfeffer, Mr. Pfeffer received approximately $75,000 in the fiscal year ended February 1, 1997 for providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. Mr. Pfeffer will receive $75,000 annually until the expiration of the agreement in 2002. The Company maintains life insurance coverage for Mr. Pfeffer so that upon the death of such executive the Company will receive from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Pfeffer may participate in the Company's group life, medical and dental insurance plans until 2002. In addition, the Company will maintain a split-dollar life insurance policy for the life of Mr. Pfeffer (under the split-dollar policy, the Company is entitled to receive from the cash surrender value or death benefit a sum equal to the premium costs incurred by the Company to maintain the policy, with the remainder going to a beneficiary chosen by the executive insured).

     Pursuant to a consulting agreement between the Company and Albert Lechter, Mr. Lechter received approximately $100,000 in the fiscal year ended February 1, 1997, for providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. Mr. Lechter will receive $100,000 annually until the expiration of the agreement in 2003. The Company maintains life insurance coverage for Mr. Lechter so that upon the death of such executive the Company will receive from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Lechter may participate in the Company's group life, medical and dental insurance plans until 2003, and will receive a car allowance and secretarial and office services for that period. In addition, the Company will maintain a split-dollar life insurance policy for the life of Mr. Lechter.

     The Board of Directors held four meetings during the fiscal year ended February 1, 1997. During such fiscal year, none of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served.

BOARD COMMITTEES AND MEMBERSHIP

     The Company has an Executive Committee consisting of Charles A. Davis, Donald Jonas, Robert Knox and John Wolff, which is empowered to exercise all powers of the Board of Directors in the management of the affairs of the Company with certain exceptions. The Executive Committee held no meetings during the fiscal year ended February 1, 1997.

     The Company has an Audit Committee, consisting of Martin S. Begun, Robert Knox and John Wolff, which reviews the scope and results of the independent accountants' examination and related fees, the internal audit activity of the Company and other pertinent auditing and internal control matters. The Audit Committee held two meetings during the fiscal year ended February 1, 1997.

     The Company has a Compensation Committee, consisting of Martin S. Begun, Bernard D. Fischman and Roberta S. Maneker. The Compensation Committee has the authority to review all matters relating to the personnel of the Company. The Compensation Committee held no meetings during the fiscal year ended February 1, 1997.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table contains information about the compensation paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer of the Company and each of the five most highly paid executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                      --------------------------------
                                       ANNUAL COMPENSATION                                    PAYOUTS
                                 --------------------------------            AWARDS          ---------
                                                        OTHER         --------------------   LONG TERM
                                                        ANNUAL        RESTRICTED             INCENTIVE    ALL OTHER
      NAME AND          YEAR      SALARY    BONUS    COMPENSATION       STOCK      OPTIONS     PLAN      COMPENSATION
 PRINCIPAL POSITION     ENDED      ($)       ($)         ($)            AWARD        (#)      PAYOUT         ($)
---------------------  -------   --------   ------   ------------     ----------   -------   ---------   ------------
Donald Jonas.........   2/1/97   $ 60,000       --     $ 20,623(1)          --         --       --          153,851(2)(4)(6)
Chairman of the
  Board,                2/3/96     60,000       --       28,476             --         --       --          140,413
President and Chief    1/28/95     60,000       --       40,709             --         --       --          140,812
Executive Officer
Robert J. Harloe.....   2/1/97    184,712   12,500       10,999(3)          --         --       --            1,508(2)(4)
Senior Vice
  President-            2/3/96    169,962    8,250           --         25,000     45,000       --          145,776
Human Resources        1/28/95         --       --           --             --         --       --               --
Dennis Hickey........   2/1/97    214,120   12,500       10,999(3)          --         --       --            3,531(2)(4)
Senior Vice
  President-            2/3/96    207,939   35,000           --         25,000     45,000       --            2,077
Stores                 1/28/95    200,000   25,000           --             --         --       --            1,134
Frank O'Neill........   2/1/97    272,797   12,500       10,999(3)          --         --       --            3,399(2)(4)
Senior Vice
  President-            2/3/96    264,885   25,000           --         25,000     76,000       --            2,087
Director of Real
  Estate               1/28/95    250,000   20,000           --             --     11,000       --            4,005
James A. Shea........   2/1/97    298,536   30,000       10,999(3)          --         --       --           71,346(2)(4)(5)
Senior Vice
  President-            2/3/96    290,014       --           --         25,000     45,000       --           77,184
General Merchandising  1/28/95         --       --           --             --         --       --               --
Manager
John W. Smolak.......   2/1/97    249,617   12,500       10,999(3)          --         --       --           39,065(2)(4)(5)
Senior Vice President   2/3/96    216,737       --           --         25,000     45,000       --          134,982
and Chief Financial    1/28/95         --       --           --             --         --       --               --
Officer

---------------
(1) Represents the cost of the Company of providing Mr. Jonas with an automobile and a driver for the fiscal years ended February 1, 1997, February 3, 1996 and January 28, 1995, respectively.

(2) Includes insurance premiums paid by the Company with respect to term life insurance for each of the named executive officers.

(3) Represents automobile allowances paid by the Company to each of the named executive officers.

(4) Includes matching contributions under the Company's 401(k) plan of $1,154 for Mr. Jonas, $1,004 for Mr. Harloe, $3,027 for Mr. Hickey, $2,895 for Mr. O'Neill, $718 for Mr. Shea and $810 for Mr. Smolak.

(5) Includes the cost of the Company for relocation of Mr. Shea, $70,124, and Mr. Smolak, $37,751.

(6) Includes insurance premiums in the amount of $152,193 paid by the Company with respect to split-dollar life insurance policies for the benefit of Mr. Jonas on the lives of Mr. Jonas and his wife. Mr. Jonas' designee is the owner of the policies and the owner has the right to designate the beneficiary thereunder. In the event of the death of Mr. Jonas or his wife, the beneficiary receives the death benefit and in the event of the policy cancellation, the owner receives the cash surrender value. However, both the death benefit and the cash surrender value are subject to the right of the Company to receive a sum equal to the aggregate premium cost incurred by the Company for the maintenance of the policies.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company's consulting agreements with Messrs. Lechter and Pfeffer are discussed under "Director Compensation and Attendance." The Company's consulting agreement with Mr. Jonas is discussed under "Board Report on Executive Compensation."

STOCK OPTIONS

     No options were granted under the Stock Option Plan or outside of the Stock Option Plan to each of the executive officers named in the Summary Compensation Table during the fiscal year ended February 1, 1997. The Stock Option Plan does not permit the issuance of stock appreciation rights.

     The following table sets forth information for each of the executive officers named in the Summary Compensation Table with respect to the value of options exercised during the fiscal year ended February 1, 1997 and the value of outstanding and unexercised options held as of February 1, 1997, based upon the market value of the Common Stock of $3.9375 per share on that date. There were no options exercised by the executive officers named below during the fiscal year ended February 1, 1997.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS
                                                                    YEAR-END(#)              AT FISCAL YEAR-END($)
                           SHARES ACQUIRED       VALUE      ---------------------------   ---------------------------
          NAME              ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------   ----------------   -----------   -----------   -------------   -----------   -------------
Donald Jonas............            --          $    --       $    --        $    --        $    --        $    --
Robert J. Harloe........            --               --         4,000         16,000             --             --
                                                                5,000         20,000             --             --
                                    --               --            --         25,000             --             --
Dennis Hickey...........            --               --        20,000             --             --             --
                                    --               --         4,000         16,000             --             --
                                    --               --         5,000         20,000             --             --
                                    --               --            --         25,000             --             --
Frank O'Neill...........            --               --        10,200         40,800             --             --
                                                                5,000         20,000             --             --
                                    --               --            --         25,000             --             --
James A. Shea...........            --               --         4,000         16,000             --             --
                                                                5,000         20,000             --             --
                                    --               --            --         25,000             --             --
John W. Smolak..........            --               --         4,000         16,000             --             --
                                                                5,000         20,000             --             --
                                    --               --            --         25,000             --             --

     None of the options held by the executive officers named in the Summary Compensation Table were repriced during the fiscal year ended February 1, 1997. The Stock Option Plan does not permit the issuance of stock appreciation rights.

BOARD REPORT ON EXECUTIVE COMPENSATION

     The principal objectives of the Company's compensation program are to attract and retain qualified executives and to provide incentives for such executives to enhance the profitability and growth of the Company and thus enhance shareholder value.

     During the fiscal year ended February 1, 1997, the Company's executive compensation program was administered by the Board of Directors. The executive compensation program consists principally of base salaries and long-term incentives.

     The following describes components of the Company's executive compensation program and the related factors considered by the Board in determining compensation:

     Base Salaries. Base salaries are determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other retailers. The Company defers the compensation payable to certain employees (as described below), lowering the base salaries currently payable to such employees.

     Other Compensation. In order to lower the base salaries currently payable to certain employees, thereby conserving the Company's working capital, the Company has entered into deferred compensation agreements with certain employees whereby compensation is deferred until termination of employment with the Company. The deferred compensation agreements provide, in part, that if the employee has attained the age of 56 or older on the date of his termination of employment, the Company will pay to the employee certain compensation for a period of 10 years. The annual amount payable by the Company increases 10% for each year of service after age 56 with the maximum amount payable if the employee retires at age 65 or older. Certain of the deferred compensation agreements require that the individual provide advisory services to the Company and to refrain from substantial competition with the Company during this 10 year period after retirement. The Company believes that deferred compensation agreements such as these encourage employees of the Company to remain employed by or associated with the Company. The Company maintains life insurance coverage for each eligible executive so that upon the death of such executive the Company will recover from the insurance proceeds a sum approximately sufficient to offset the aggregate benefits payable under each agreement.

     Long-Term Incentive Compensation. The Company's long-term incentive compensation program consists principally of stock options which generally vest over a number of years. The number of shares of Common Stock subject to an executive's stock option grant is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's shareholders, these equity awards are intended to be directly related to the creation of value for shareholders of the Company. The deferred vesting provisions are designed to create an incentive for the individual executive to remain with the Company.

     Benefits. The Company offers basic benefits, such as medical, life and disability insurance comparable to those provided by other similar companies.

     Chief Executive Officer. The relatively low compensation paid to Donald Jonas, the Chief Executive Officer of the Company during the fiscal year ended February 1, 1997, in comparison to compensation paid to chief executive officers of other comparable retailers, results from such officer's request that he not receive higher compensation. Mr. Jonas and the Board of Directors believe that, since Mr. Jonas is the largest single shareholder of the Company, his interests and those of the other shareholders are aligned, and therefore Mr. Jonas has sufficient incentive to want to maximize shareholder value. In addition, Mr. Jonas is a party to a consulting agreement with the Company which provides that, upon retirement at age 65 or older, Mr. Jonas will, for a period of 10 years, be annually paid $100,000 and be provided with (or be paid the cash equivalent of) certain services including a secretary, office, driver and car, in return for his providing certain advisory services to the Company and refraining from direct or indirect employment in substantial competition with the Company. The annual amount to be paid to Mr. Jonas under this consulting agreement will be reduced by 10% for each one year decrease in Mr. Jonas' retirement age below age
65. During the fiscal year ended February 1, 1997, no payment was made under such consulting agreement. The Company maintains life insurance coverage for Mr. Jonas to fund the aggregate benefits payable under such consulting agreement. Pursuant to a June 15, 1995 amendment to the consulting agreement, Mr. Jonas may participate in the Company's group life, medical and dental insurance plans, and will receive a car allowance, a driver and secretarial services. In addition, the Company will maintain split-benefit life insurance policies for the lives of Mr. Jonas and his wife.

SUBMITTED BY THE BOARD OF DIRECTORS:

                Donald Jonas                             Robert Knox
                Albert Lechter                           Roberta S. Maneker
                Anthony E. Malkin                        John Wolff
                Leonard Pfeffer                          Charles A. Davis
                Martin S. Begun                          Bernard D. Fischman
                Norman Matthews

PERFORMANCE GRAPH

     The following graph illustrates, for the period from January 25, 1992 through February 1, 1997, the cumulative total shareholder return (including reinvestment of dividends) of $100 invested in (i) the Common Stock, (ii) the Total Return Index for the NASDAQ Stock Market (U.S. companies) and (iii) the Total Return Industry Index for NASDAQ Retail Trade Stocks.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                      FOR THE YEAR ENDED FEBRUARY 1, 1997

        MEASUREMENT PERIOD                               THE NASDAQ STOCK      NASDAQ RETAIL
      (FISCAL YEAR COVERED)              LECHTERS           MARKET (US)        TRADE STOCKS
1992                                         100                 100                 100
1993                                      95.858              113.08             90.2582
1994                                     69.8225             130.046             96.8288
1995                                     81.3609             124.064             85.3667
1996                                     25.4438             175.336             96.4831
1997                                     18.6391             229.837             118.628

                              CERTAIN TRANSACTIONS

     A subsidiary of the Company operates two stores in buildings in which Donald Jonas has an interest. A subsidiary of the Company operates four stores in buildings which are managed by a company with whom Mr. Malkin is affiliated and in which Mr. Malkin's father has an interest. The Company believes that the terms of these leases are comparable to other similar leases to which the Company is a party.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of such forms furnished to the Company, the Company believes that during the fiscal year ended February 1, 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The firm of Deloitte & Touche LLP, independent auditors, has audited the books and records of the Company since 1975 and the Board of Directors desires to continue the services of this firm for the current fiscal year. Accordingly, the Board of Directors recommends that the shareholders ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP to audit the books and accounts of the Company for the current fiscal year.

     Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting of Shareholders to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders of the Company wishing to include proposals in the proxy material in relation to the annual meeting of the Company to be held in 1998 must submit the same in writing so as to be received at the executive office of the Company on or before January 16, 1998. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

     THE COMPANY WILL PROVIDE ANY SHAREHOLDER OF RECORD AT THE CLOSE OF BUSINESS ON MAY 2, 1997, WITHOUT CHARGE, UPON WRITTEN REQUEST TO ITS SECRETARY AT 1 CAPE MAY STREET, HARRISON, NEW JERSEY 07029, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 1, 1997.

                                          By Order of the Board of Directors,

                                            IRA S. ROSENBERG,
                                            Secretary

May 16, 1997

                                 LECHTERS, INC.
                PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                             USING DARK INK ONLY [X]
________________________________________________________________________________


1.  Election of Directors--
    Nominees: Martin S. Begun, Robert Knox, Roberta S. Maneker and John Wolff.
    _________________________________
    (Except nominee(s) written above)

                                                                 For All
      For                         Withheld                       Except
      [ ]                            [ ]                           [ ]

2. Ratification of selection of Deloitte & Touche LLP as Independent Public Accountants of the Company for the fiscal year ending January 31, 1998.

      For                          Against                       Abstain
      [ ]                            [ ]                           [ ]

3. In their discretion, the proxies are authorized to vote upon such other matters as may come before the meeting or any other adjournment thereof.

      For                          Against                       Abstain
      [ ]                            [ ]                           [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS (1), (2) AND (3), AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said attorneys, agents, proxies, their substitutes or any of them may lawfully do by virtue hereof.

________________________________________________________________________________

________________________________________________________________________________


Dated: _________________________________________________, 199___________________


Please date this Proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Please date, sign and return this Proxy Card in the enclosed envelope. No postage is required if mailed in the United States.

                                 LECHTERS, INC.

                                1 CAPE MAY STREET
                         HARRISON, NEW JERSEY 07029-9998

                 ANNUAL MEETING OF STOCKHOLDERS -- JUNE 17, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Donald Jonas and Ira S. Rosenberg and either of them proxies of the undersigned with full power of substitution, to vote all the shares of Common Stock, without par value, and the Series A Preferred Stock, $100 par value, of Lechters, Inc. (the "Company") held of record by the undersigned on May 2, 1997, at the Annual Meeting of Shareholders to be held June 17, 1997, and at any adjournment thereof.